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                                  Exhibit 10.5

                   MANAGEMENT AGREEMENT AND OPTION TO PURCHASE

THIS AGREEMENT (the "Agreement") is entered into effective April 5, 1999, by and among Affinity International Travel Systems, Inc. ("Affinity"), a Nevada corporation with its principal place of business at 100 Second Avenue South, Suite 303N, St. Petersburg, FL 33017, Prestige Travel Services II, Inc. ("Prestige"), a Florida corporation with its principal place of business at 4100 West Kennedy Boulevard, Suite 100, Tampa, FL 33609, Travel Systems International, Inc. ("TSI"), a Florida corporation with its principal place of business at 21 9th Street South, Suite A, St. Petersburg, FL 33705, Kenneth B. Wiggins and Francine A. Wiggins (collectively, "Shareholders"), residing at 3174 Shoreline Drive, Clearwater, FL 33760.

                               W I T N E S S E T H

A. WHEREAS, Affinity is a publicly-traded company (OTC BB: TRIP) engaging in a broad-based travel services business through various affiliates and subsidiaries;
B. WHEREAS, Prestige is a wholly-owned subsidiary of Affinity with division encompassing retail travel agency, outside agent, and cruise brokerage operations;
C. WHEREAS, TSI is a retail travel agency that includes an outside agent program (the "Assumed Business");
D. WHEREAS, Shareholder Kenneth B. Wiggins is the chief executive officer, director, and the 51% shareholder of TSI; and
E. WHEREAS, the parties wish to enter into an arrangement whereby Prestige will assume the operations of TSI pending an agreement for the eventual acquisition of the assets of TSI by Affinity.

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein and of other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

1. Management of Assumed Business TSI hereby engages Prestige to manage the Assumed Business and all of TSI's rights and duties therein as expressly described herein to Prestige on the terms and conditions contained herein. Prestige hereby accepts such management rights and duties in the Assumed Business.

2. Rights and Obligations Assumed Prestige agrees to assume, so long as this Agreement remains in effect, responsibility for the following obligations relative to the Assumed Business:

      a. the lease of premises at 21 9th Street South, Suite A, St. Petersburg, Florida. A copy of such lease is attached hereto as Exhibit "A";
      b. employment of staff deemed by the parties hereto sufficient to transact the Assumed Business in a manner consistent with its operating standards heretofore;
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      c.    telephone numbers and associated directory advertising costs;
      d. the existing contract for communications/booking services with Amadeus, subject to Prestige's discretion in modifying, converting, or terminating such agreement; provided, however, that Prestige and Affinity shall indemnify TSI and its principals from any liability arising out of any such action on the part of Prestige. A copy of such agreement is attached hereto as Exhibit "B";
      e. performance under any existing outside agent agreements, a standard form of which agreement is attached hereto as Exhibit "C" and a listing of agents subject to any such existing agreement is attached as Exhibit "D";
      f. forward bookings and any deposits and accounts, including bank accounts, relative thereto but not including accounts receivables (whether known or unknown) as of the date of this Agreement; and
      g. the existing Airlines Reporting Corporation (ARC) appointment and account of TSI, subject to Prestige's discretion in modifying, converting, or deactivating such arrangement; provided, however, that Prestige and Affinity shall indemnify TSI and its principals from any liability of TSI or the Shareholders under the ARC account arising out of any act or omission on the part of Prestige or Affinity.

3. Rights and Obligations Not Assumed Except as expressly provided herein, neither Prestige, Affinity, nor any affiliate or subsidiary of Affinity shall have any obligation to assume any debt of TSI, including, by way of illustration and not limitation, any debt to the U.S. Small Business Administration, Colonial Bank (formerly First Central Bank), Tampa Bay Black Investment Corporation, or any other lender. TSI and Shareholder each expressly agree that they shall be bound to pay or otherwise satisfy all such debts, liens, and obligations timely so as to fully discharge their obligations with respect thereto.

4. Consideration In addition to Prestige's assumption of those obligations specified in section 2 above, the parties agree that each will receive the following monetary benefits for the transaction contemplated hereunder:

      a. Prestige and Affinity agree that each shall be obligated to pay to TSI for the benefits derived hereunder the sum total of eighty-two thousand dollars $82,000.00 (the "Cash Obligation"). To satisfy the Cash Obligation, Affinity has advanced to TSI the sum of $10,000.00, such advance taking the form of a promissory note (the "Note", a copy of which is attached hereto as Exhibit "E") in said principal amount, and further Prestige shall pay to TSI monthly a sum equal to twenty percent (20%) of the Adjusted Gross Revenues (defined as gross revenues less cost of sales and commissions paid to parties other than Prestige, Affinity, or any of Affinity's affiliates or subsidiaries) of the Assumed Business up to the sum of $72,000.00 (this payment obligation shall be deemed "Earned Revenue"). At such time as TSI's Earned Revenue meets the sum of $72,000.00, all further such Earned Revenue shall be applied against the Note until the full principal amount of the Note has been satisfied. At that time, the Cash Obligation will be deemed fully satisfied. It is further provided that the


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            Cash Obligation shall be paid in full within eighteen (18) months from the date of this Agreement so long as TSI and Shareholder have not materially breached this Agreement.
      b. Prestige shall retain as its compensation for the management services provided hereunder eighty percent (80%) of Adjusted Gross Revenues until the Cash Obligation has been paid, after which time Prestige shall retain one hundred percent of Adjusted Gross Revenues subject to the termination provisions at paragraph 7 below.

5. Option to Purchase Assets In addition to the consideration above, Affinity shall have the exclusive option to acquire the assets of TSI (the "Option") as described at Exhibit "F" hereto for the amount of eighty-two thousand dollars ($82,000.00), which amount shall be payable in preferred convertible stock of Affinity stock to TSI, Shareholders, or their designee.

6. Exercise of Option The Option must be exercised by Affinity, and Affinity shall be obligated to purchase the assets of the Assumed Business, upon satisfaction of the Cash Obligation unless:

      a. TSI and/or Shareholders have failed to satisfy in full all liens and/or debts related to the Assumed Business by the end of the 18th month of this Agreement; or
      b. If prior to exercise of the Option, there should arise a condition or circumstance that adversely affects the Assumed Business which condition or circumstance was known or should reasonably have been known to TSI or Shareholders prior to execution of this Agreement. The parties acknowledge that TSI and Shareholder have not disclosed the existence of any such condition or circumstance as of the date or execution of this Agreement.

      If there exists a condition that relieves Affinity of its obligation to exercise the Option, then Affinity, at its sole discretion, may terminate the Option and this Agreement. Alternatively, if Affinity and TSI consent, the parties may agree to extend the time for performance and the term of this Agreement.

7. Term and Termination

      a. This Agreement shall commence on the date written above and shall terminate at the earlier of the time of the transaction completing the exercise of the Option or on October 6, 2000.
      b. This Agreement may be otherwise terminated only in the event of i) a material breach hereunder following notice to the breaching party, or ii) in the event that Affinity or Prestige shall terminate without cause that certain employment agreement with Shareholder Kenneth B. Wiggins (the "Employment Agreement") of even date in which event TSI may terminate, in its sole discretion, this Agreement upon notice to Prestige. Barring such termination by TSI, this Agreement shall remain in full force and effect.


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      c.    Upon termination, Prestige and Affinity shall act deliberately and promptly to reassign the rights and duties associated with the Assumed Business to TSI or its designees and shall return to TSI or its designee any and all rights in

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IN WITNESS WHEREOF, this Agreement has been executed and delivered on the date first written above.

WITNESSES:                              PRESTIGE TRAVEL SERVICES II, INC.


                                        BY:
--------------------------------            ----------------------------------
                                               Anita LaScala, President

WITNESSES:                              AFFINITY INT'L TRAVEL SYSTEMS, INC.

/s/ Tracy Shelton                       BY: /s/ Daniel G. Brandano, Jr.
--------------------------------            ----------------------------------
                                            Daniel G. Brandano, Jr., Chief
                                            Executive Officer

                                        TRAVEL SERVICES INTERNATIONAL, INC.


/s/ Joan Brandano                       BY: /s/ Kenneth B. Wiggins
--------------------------------            ----------------------------------
                                            Kenneth B. Wiggins, President

/s/ Joan Brandano                       BY: /s/ Kenneth B. Wiggins
--------------------------------            ----------------------------------
                                            Kenneth B. Wiggins, individually

                                            /s/ Francine A. Wiggins
--------------------------------            ----------------------------------
                                            Francine A. Wiggins, individually


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